As filed with the Securities and Exchange Commission on July 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166458
(State of Incorporation)	(I.R.S. Employer Identification No.)

590 E. Middlefield Road

Mountain View, CA  94043

(650) 251-6100

(Address of principal executive offices)

2009 Equity Incentive Plan, as Amended

1997 Employee Stock Purchase Plan, as Amended

(Full title of the plans)

Randall A. Lipps

President and Chief Executive Officer

590 East Middlefield Road

Mountain View, CA  94043

(650) 251-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sally Kay, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, CA  94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,200,000 shares	$37.63	$233,306,000	$27,110.16

(1)                                 Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on The NASDAQ Global Market on June 30, 2015, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

Omnicell, Inc. (the “Registrant”) previously filed with the Securities and Exchange Commission Registration Statements on Form S-8 relating to the Registrant’s 2009 Equity Incentive Plan (the “2009 Plan”) and the Registrant’s 1997 Employee Stock Purchase Plan on May 29, 2009 (File No. 333-159562) and the 2009 Plan on August 8, 2011 (File No. 333-176146) and August 30, 2013 (File No. 333-190930) (together, the “Prior Registration Statements”).  This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 3,200,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2009 Equity Incentive Plan, as amended, and an additional 3,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1997 Employee Stock Purchase Plan, as amended.  Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Omnicell, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:

1.              The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on March 30, 2015 (the “2014 Form 10-K”);

2.              The information specifically incorporated by reference into the 2014 Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 20, 2015;

3.              The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the Commission on May 8, 2015;

4.              The Company’s Current Reports on Form 8-K, filed with the Commission on April 22, 2015, May 1, 2015 and May 22, 2015;

5.              The information under the heading “Reporting Segments” on pages 1 and 2, and the five financial statements each with the heading “Omnicell, Inc. Segmented Information-As Recast” included in pages 10 through 14, of Exhibit 99.1 to the Company’s Current Report on Form 8-K, furnished with the Commission on April 30, 2015;

6.              All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2014 Form 10-K; and

7.              The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on August 3, 2001, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 8.  EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 000-33043).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed on March 28, 2003 (File No. 000-33043).

4.4	Bylaws of the Registrant, as amended. Incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on August 9, 2007 (File No. 000-33043).

4.5	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

5.1	Opinion of Cooley LLP, as to the legality of securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2009 Equity Incentive Plan, as amended.

99.2	1997 Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 2nd day of July, 2015.

OMNICELL, INC.

By:	/s/ Robin G. Seim
Robin G. Seim
Chief Financial Officer and Executive Vice President Finance, International and Manufacturing
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Robin G. Seim, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Randall A. Lipps	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	July 2, 2015
Randall A. Lipps

/s/ Robin G. Seim	Chief Financial Officer and Executive Vice President Finance, International and Manufacturing	July 2, 2015
Robin G. Seim	(Principal Financial and Accounting Officer)

/s/ Sara J. White	Director	June 24, 2015
Sara J. White

/s/ James T. Judson	Director	July 2, 2015
James T. Judson

/s/ Randy D. Lindholm	Director	July 2, 2015
Randy D. Lindholm

/s/ Joanne B. Bauer	Director	July 2, 2015
Joanne B. Bauer

/s/ Gary S. Petersmeyer	Director	July 2, 2015
Gary S. Petersmeyer

/s/ Mark W. Parrish	Director	July 2, 2015
Mark W. Parrish

/s/ Vance B. Moore	Director	July 2, 2015
Vance B. Moore

/s/ Bruce D. Smith	Director	July 2, 2015
Bruce D. Smith

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 000-33043).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed on March 28, 2003 (File No. 000-33043).

4.4	Bylaws of the Registrant, as amended. Incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on August 9, 2007 (File No. 000-33043).

4.5	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

5.1	Opinion of Cooley LLP, as to the legality of securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2009 Equity Incentive Plan, as amended.

99.2	1997 Employee Stock Purchase Plan, as amended.